Exhibit 10.4

SERVICE MODULE

FOR

FUND ADMINISTRATION AND ACCOUNTING SERVICES

between

BTC RECIPIENT

and

STATE STREET

BTC | State Street

This Fund Administration and Accounting Services Module (the “Fund Administration and Accounting Services Module”), dated as of [                     ] (the “Fund Administration and Accounting Services Module Effective Date”), is made and entered into by and between the iShares® Dow Jones-UBS Roll Select Commodity Index Trust (the “BTC Recipient”) and State Street Bank and Trust Company (“State Street”). The BTC Recipient and State Street are collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, the BTC Recipient desires to appoint State Street as its administrator and accounting agent and State Street desires to accept such appointment;

WHERAS, the BTC Recipient engages in the business of investing and reinvesting in certain assets in the manner and in accordance with the applicable investment objective, policies and restrictions specified in the BTC Recipient’s currently effective prospectus and statement of additional information (the “Registration Statement”), as amended from time to time, filed under the United States Securities Act of 1933, as amended; and

WHEREAS, copies of the BTC Recipient’s certificate of trust and trust agreement (collectively, the “Organizational Documents”) and the most recent amendment to its Registration Statement have been furnished to State Street.

NOW, THEREFORE, for and in consideration of the agreements set forth below and intending to be legally bound, the Parties hereby agree as follows:

1.	BACKGROUND.

1.1	Purpose. This Fund Administration and Accounting Services Module is made and entered into with reference to the following:

(a)	The BTC Recipient and State Street entered into a Master Services Agreement dated as of April 21, 2011 (the “Master Services Agreement”) via a Participation Agreement dated [ ], which will form the basis for the Parties understanding with respect to the terms and conditions applicable to this Fund Administration and Accounting Services Module;

(b)	Except as otherwise specified herein, this Fund Administration and Accounting Services Module will incorporate the terms of the Master Services Agreement.

(c)	The Parties wish to enter into this Fund Administration and Accounting Services Module under and pursuant to the Master Services Agreement to cover the certain fund administration and accounting services described in more detail in this Fund Administration and Accounting Services Module, and the schedules hereto (the “Fund Administration and Accounting Services”).

1.2	Objectives. The BTC Recipient and State Street agree that the purposes and objectives of the Master Services Agreement apply to this Fund Administration and Accounting Services Module, subject to the limitations set forth therein.

Fund Administration and Accounting Service Module	1	BTC | State Street

2.	OVERVIEW AND STRUCTURE.

2.1	Overview. Subject to the terms and conditions of the Master Services Agreement and this Fund Administration and Accounting Services Module, as of the Fund Administration and Accounting Services Module Effective Date, State Street shall provide the Fund Administration and Accounting Services described in this Fund Administration and Accounting Services Module to the BTC Recipient. This Fund Administration and Accounting Services Module shall include the following Schedules:

Schedule 31-A	Service Levels
Schedule 31-B	KPIs
Schedule 31-C	Fee Schedule

3.	DEFINITIONS.

Unless otherwise defined in this Fund Administration and Accounting Services Module, defined terms used in this Fund Administration and Accounting Services Module and the Schedules hereto and the Appendices thereto, have the meanings set forth in the Master Services Agreement.

4.	INITIAL TERM

The Initial Term of this Fund Administration and Accounting Services Module shall commence on the Fund Administration and Accounting Services Module Effective Date and shall continue until May 15, 2014, unless terminated earlier or extended in accordance with the terms of this Fund Administration and Accounting Services Module or the Master Services Agreement. This Fund Administration and Accounting Services Module shall automatically terminate upon the termination of (i) the Master Services Agreement or (ii) the iGroup Module.

5.	STATE STREET RESPONSIBILITIES

5.1	Fund Administration and Accounting Services.

(a)	The BTC Recipient is engaging State Street to provide the Fund Administration and Accounting Services specified in Schedules 31-A and 31-B to this Fund Administration and Accounting Services Module with respect to the BTC Recipient, subject to the terms and conditions of this Fund Administration and Accounting Services Module. State Street agrees to act as such upon the terms and conditions hereinafter set forth.

(b)	State Street agrees to provide the Fund Administration and Accounting Services, as described in Schedules 31-A and 31-B to this Fund Administration and Accounting Services Module, as such Schedule may be amended from time to time by the consent of the Parties, in connection with the operations of the BTC Recipient.

(c)	In performing the Fund Administration and Accounting Services hereunder, State Street shall at all times act in conformity with and informed by: (i) the BTC Recipient’s Organizational Documents, as the same may be amended from time to time; (ii) the investment objectives, policies, restrictions and other practices set forth in the BTC Recipient’s Registration Statement, as the same may be amended from time to time; and (iii) all applicable requirements of the State Street Laws and State Street Known Laws.

Fund Administration and Accounting Service Module	2	BTC | State Street

5.2	Books and Records. In addition to the provisions of Section 12.5 in the Master Services Agreement, State Street agrees that all records prepared and maintained by State Street relating to the Fund Administration and Accounting Services will be preserved, maintained and made available in accordance with all applicable State Street Laws and State Street Known Laws. All records maintained by State Street in connection with the performance of its duties under this Fund Administration and Accounting Services Module will remain the property of the BTC Recipient. The BTC Recipient and its authorized representatives (including those of its commodity pool operator and commodity trading advisor), and employees and agents of the SEC, the Commodity Futures Trading Commission and the National Futures Association, shall have reasonable access to its records relating to the services to be performed under this Fund Administration and Accounting Services Module at all times during State Street’s normal business hours. Upon the reasonable request of the BTC Recipient, copies of any such records shall be provided promptly by State Street to the BTC Recipient or its authorized representatives. In the event of a permitted termination or expiration of this Fund Administration and Accounting Services Module, all records will be delivered to the BTC Recipient as of the date of termination or expiration or at such other time as may be mutually agreed upon by the Parties.

5.3	Written Procedures. Written procedures applicable to the Fund Administration and Accounting Services to be performed hereunder may be established from time to time by mutual agreement of the Parties.

5.4	Security Valuations. In determining security valuations, State Street will utilize one or more Third-Party Providers or Authorized Data Sources designated by the BTC Recipient to determine valuations of the BTC Recipient’s securities for purposes of calculating net asset values of the BTC Recipient. The BTC Recipient shall identify to State Street the Third-Party Providers or Authorized Data Sources to be utilized on the BTC Recipient’s behalf. State Street shall price the securities and other holdings of the BTC Recipient and calculate applicable net asset values in accordance with the Service Level Schedule.

6.	SERVICE LEVELS

Schedules 31-A and 31-B set forth the Service Levels and Key Performance Indicators applicable to the Fund Administration and Accounting Services under this Fund Administration and Accounting Services Module. State Street will perform the Fund Administration and Accounting Services under this Fund Administration and Accounting Services Module in accordance with such Service Levels and Key Performance Indicators and Section 3 of the Master Services Agreement.

7.	FEES.

The BTC Recipient will pay State Street the fees set forth in Schedule 31-C (Fee Schedule) hereto for the Fund Administration and Accounting Services provided by State Street under this Fund Administration and Accounting Services Module. Any payment obligations of the BTC Recipient hereunder shall be deemed satisfied if paid by BlackRock Institutional Trust Company, N.A. or iShares® Delaware Trust Sponsor LLC on its behalf.

Fund Administration and Accounting Service Module	3	BTC | State Street

8.	REPRESENTATIONS.

8.1	Generally. Neither State Street nor any of its employees or agents is authorized to make any representation concerning the shares of the BTC Recipient without its prior written consent, except those contained in the then-current Registration Statement or applicable prospectuses and statements of additional information. State Street shall have no authority under this Fund Administration and Accounting Services Module to act as agent for the BTC Recipient, except where necessary to perform specific Fund Administration and Account Services under this Fund Administration and Accounting Services Module.

9.	MISCELLANEOUS

9.1	Notices. Any formal notice, consent, approval, acceptance, agreement or other communication given pursuant to this Service Module will be in writing and will be effective either when delivered personally to the Party for whom intended, facsimile (with confirmation of delivery), or overnight delivery services (with confirmation of delivery) (unless delivered after normal business hours, in which case it will be deemed the next Business Day), addressed to such Parties as specified below. A Party may designate a different address by notice to the other Party given in accordance herewith.

For the BTC Recipient:	iShares® Delaware Trust Sponsor LLC 400 Howard Street San Francisco, CA 94105 Attention: Legal Department

With Copies To:	BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105 Attention: Legal Department

BlackRock Institutional Trust Company, N.A. 400 Howard Street San Francisco, CA 94105 Attention: Legal Department

For State Street:	State Street Bank and Trust Company 800 Boylston Street Boston, MA 02116 Facsimile: (617) 662-8427 Attention: Michael Fontaine, Senior Vice President

With Copy To:	State Street Bank and Trust Company GSA Legal Division 2 Avenue de Lafayette – 2nd Floor Boston, MA 02111 Facsimile: (617) 662-2702 Attention: Senior Managing Counsel, Legal Department

Fund Administration and Accounting Service Module	4	BTC | State Street

9.2	Survival. Notwithstanding anything to the contrary in this Fund Administration and Accounting Services Module, each Party’s obligations under Sections 5.2 and 8 hereof shall continue and remain in full force and effect after the termination of this Fund Administration and Accounting Services Module. In addition, Sections 5, 6, 7, and 8 will continue and remain in full force and effect during the period during which State Street is required to provide Disengagement Assistance with respect to the Services hereunder after termination or expiration of this Service Module.

9.3	Single Agreement. This Fund Administration and Accounting Services Module (including any exhibits, appendices and schedules hereto), the iGroup Module, the License Agreements and the Master Services Agreement constitute the entire agreement between State Street and the BTC Recipient as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Fund Administration and Accounting Services Module has been executed and delivered between State Street and the BTC Recipient.

[Signature Page Follows]

Fund Administration and Accounting Service Module	5	BTC | State Street

IN WITNESS WHEREOF, the parties hereto have caused this Fund Administration and Accounting Services Module to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

iSHARES® DOW JONES-UBS ROLL SELECT COMMODITY INDEX TRUST, as the BTC Recipient	STATE STREET BANK AND TRUST COMPANY

By: BlackRock Institutional Trust Company, N.A., as trustee

Name: Title:	Name: Michael F. Rogers Title: Executive Vice President